Exhibit 23.4
CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS
March 7, 2011
Magnum Hunter Resources Corporation
777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
Gentlemen:
As independent petroleum consultants, we hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-166756, 333-168161 and 333-169651) and in the Registration Statements on Form S-8 (Nos. 333-168802, 333-169814 and 333-171168) of Magnum Hunter Resources Corporation, and in each of the prospectuses, of information relating to our report setting forth the estimates of the oil and gas reserves and revenues from the oil and gas reserves of Daugherty Petroleum, Inc., a wholly owned subsidiary of NGAS Resources, Inc. as of January 1, 2011, and to the inclusion of such report in this Current Report on Form 8-K. We also consent to the references to our firm contained in this Current Report and in the Prospectus and Prospectus Supplements relating to the Registration Statements listed above.
Very truly yours,
D. Randall Wright
President
Wright & Company, Inc.
Brentwood, Tennessee
Twelve Cadillac Drive • Suite 260
Brentwood. Tennessee 37027
(615) 370-0755     Fax (615) 370-0756
mail@wrightandcompany.com